UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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THE AES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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EXPLANATORY NOTE

On March 30, 2015, The AES Corporation changed the location of its Annual Meeting of Stockholders to be held on Thursday, April 23, 2015 at 9:30 a.m. EDT to the following:

Virginia Tech Executive Briefing Center – Arlington

900 N. Glebe Road – 2nd Floor

Arlington, VA 22203

The location set forth above is 0.2 miles from the location stated in The AES Corporation’s original Proxy Statement and Notice.

March 30, 2015

TO THE HOLDERS OF COMMON STOCK OF THE AES CORPORATION:

The AES Corporation has changed the location of its upcoming 2015 Annual Meeting of Stockholders to be held on Thursday, April 23, 2015 at 9:30 a.m. EDT (the “Annual Meeting”). The event is scheduled to be held at the following new location:

Virginia Tech Executive Briefing Center – Arlington

900 N. Glebe Road – 2nd Floor

Arlington, VA 22203

Directions to the new location are as follows:

From Points North—I-270 SPUR S toward I-495 S/Northern Virginia; merge onto Capital Beltway/I-495 S; Merge onto VA-267 E via Exit 45B on the LEFT toward I-66 E/Washington; VA-267 E becomes I-66E; take the Fairfax Drive exit (Exit 71); stay in the right hand lane after the first traffic light at N. Wakefield St.; turn right at the second light onto N. Glebe Rd. (Rte 120) toward Wilson Blvd., which is the next light beyond Fairfax Ave.; turn right onto Ninth St. Turn right into building parking garage.

From Points South—I-95 N to I-395 N toward Washington; Merge onto S Glebe Road/VA-120 N via Exit 7B toward Marymount University; turn LEFT onto Wilson Boulevard; turn right on N. Wakefield St.; turn left into building parking garage.

From Points East—Take I-66 West to Exit 71 (N. Glebe Rd.); at the light at the top of the ramp, turn left (south) onto N. Glebe Rd; turn right onto Ninth St.; turn right into building parking garage.

From Points West—I-66 E toward Washington, DC; take Fairfax Drive exit (Exit 71). Stay in the right hand lane after the first traffic light at N. Wakefield St.; turn right at the second light onto N. Glebe Rd. (Rte 120) toward Wilson Blvd., which is the next light beyond Fairfax Ave.; turn right onto Ninth St.; turn right into building parking garage.

The Notice previously sent to holders of common stock of The AES Corporation is herein amended only to reflect the change in location. This letter will also be available with the Notice, Proxy Statement, Annual Report on Form 10-K and related proxy materials at www.envisionreports.com/aes.

Doors to the meeting will open at 8:30 a.m. EDT. Stockholders of record at the close of business on February 27, 2015 are entitled to notice of, and to vote at, the Annual Meeting. If you plan to attend the Annual Meeting, please note that, for security reasons, before being admitted, you must present your admission ticket or proof of stock ownership and valid photo identification at the door. All hand-carried items will be subject to inspection and any bags, briefcases or packages must be checked at the registration desk prior to entering the meeting room.

Thank you for your support and interest in The AES Corporation.

Very truly yours,

Brian A. Miller
Executive Vice President, General Counsel and Corporate Secretary